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                                                              EXHIBIT 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated March 29, 1996 appearing on Page F-2 of Network Imaging Corporation's Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ PRICE WATERHOUSE LLP
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PRICE WATERHOUSE LLP
Washington, D.C.
July 26, 1996